UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 West Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2011, Packaging Corporation of America (“PCA”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at its Annual Meeting of Stockholders held on May 10, 2011 (the “2011 Annual Meeting”) on a non-binding, advisory vote on the frequency of future non-binding votes on executive compensation. This Current Report on Form 8-K/A is being filed to update the disclosure under “Item 5.07. Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding PCA’s determination based on that vote. No other changes are being made to the Original 8-K.

As reported in the Original 8-K, the frequency of every year received the highest number of votes cast on the non-binding proposal on the frequency of future stockholder votes on executive compensation. Based on these results, and consistent with the recommendation of PCA’s board of directors that was included in the proxy statement relating to the 2011 Annual Meeting, PCA will conduct future non-binding stockholder votes regarding executive compensation every year, until the next stockholder vote on the frequency of the non-binding vote on executive compensation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)

By:	/s/ KENT A. PFLEDERER
Vice President, General Counsel and Secretary (Authorized Officer)

Date: December 26, 2012